EXHIBIT 99.1
Summary of Detroit Edison’s and MichCon’s Renewable Energy and Energy Optimization Plan Filings1
March 6, 2009
On March 4, 2009, Detroit Edison filed a renewable energy plan, and MichCon and Detroit Edison filed energy optimization plans with the Michigan Public Service Commission (MPSC). This document provides a summary of the plans. The full testimony and exhibits of the filings are available on the MPSC’s website (http://efile.mpsc.cis.state.mi.us/efile) under case numbers U-15806 and U-15890.
Public Act 295 (PA 295), which was passed by the Michigan legislature in October 2008, calls for Michigan’s electric utilities to serve 10 percent of their retail sales with renewable energy by 2015. Detroit Edison’s renewable energy plan calls for the company to build approximately half of this capacity, with the rest provided via contracts with third-party producers.
PA 295 also required Detroit Edison and MichCon to implement energy optimization (EO) plans to reduce customer electricity and natural gas usage through energy efficiency and other demand reduction initiatives.
Detroit Edison’s Renewable Energy Plan Filing (U-15806-RPS)
•	20-year plan proposes 1,295 megawatts (MW) of renewable energy.

•	Detroit Edison plans investment of approximately $2 billion through 2029 to build renewable energy capacity consisting of:
o	565 MW of wind capacity (approximately 250 turbines)

o	15 MW of solar capacity

o	29 MW of capacity from retrofitting boilers at existing conventional power plants
•	Detroit Edison plans expenditures of approximately $3.5 billion through 2029 to buy renewable energy from Michigan-based facilities.
o	The company expects these sources will be primarily wind, and may also include landfill gas, biomass, solar, hydropower and other sources approved by the MPSC.

[1]	This document includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms “anticipate”, “believe”, “estimate”, and similar words. These statements should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy Company’s “DTE Energy” and Detroit Edison’s 2008 Forms 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison and financial reports issued by MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy and its subsidiaries expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

•	Exhibit A-1 from the filing shows planned annual capacity additions for 2009 to 2029 and is included at the end of this summary.

•	Detroit Edison has purchased easements on more than 50,000 acres of land in Michigan’s Thumb region for potential wind development.

•	The company is proposing levelized customer surcharges to fund its renewable energy plan. The surcharges requested, which are capped by provisions in Michigan’s RPS legislation, are:
o	$3 monthly surcharge for residential customers

o	$4 to $16.58 monthly surcharge for small and medium commercial customers

o	$16.58 to $187.50 monthly surcharge for large commercial and industrial customers
•	Detroit Edison’s plan estimates annual revenue of approximately $110 million from the surcharge ($35 million for partial year 2009).

•	Expected timing:
o	MPSC order June 2, 2009

o	Customer surcharges begin early September, 2009
Energy Optimization Filings
•	The Detroit Edison and MichCon filings propose a series of energy efficiency programs to help customers reduce their gas and electric usage. These energy optimization initiatives include:
o	Encouraging residential customers to recycle older, less energy-efficient appliances and providing incentives to buy Energy Star appliances and energy efficient heating and cooling equipment.

o	Providing incentives to commercial and industrial customers to build energy efficient buildings and install energy efficient equipment and controls.

o	Providing incentives to build new Energy Star compliant homes.

o	Funding programs to assist low income households improve energy efficiency through weatherization and other measures.

o	Conducting energy audits on existing structures, incorporating items such as compact fluorescent lights, low flow shower heads and programmable thermostats.
•	The energy optimization plans cover the 3 year period 2009 — 2011.

•	Both plans include an incentive mechanism if the programs exceed established goals.

•	Expected timing:
o	MPSC order June 2, 2009

o	Customer surcharges begin early June 2009
Detroit Edison Energy Optimization Filing U-15806-EO
•	Detroit Edison’s plan includes expenditures of $134 million for the three year period 2009 through 2011
o	2009: $31 million

o	2010: $42 million

o	2011: $61 million

•	Approximately 25 percent of the expenditures will be capitalized with a 5 year amortization period.

•	The plan includes levelized customer surcharges. The average cost for residential customers from the proposed energy optimization surcharge is expected to be approximately $0.85 per month.

•	Surcharge revenue for the three year period 2009 — 2011 is anticipated at approximately:
o	2009: $26 million

o	2010: $44 million

o	2011: $44 million
MichCon Energy Optimization Filing U-15890
•	MichCon’s plan includes expenditures of approximately $55 million for the three year period for 2009 — 2011
o	2009: $10 million

o	2010: $18 million

o	2011: $27 million
•	Approximately 25 percent of the expenditures will be capitalized with a 5 year amortization period.

•	The plan includes levelized customer surcharges. The average cost for residential customers from the proposed energy optimization surcharge is expected to be approximately $1.20 per month.

•	Surcharge revenue for the three year period 2009 — 2011 is anticipated at approximately:
o	2009: $9 million

o	2010: $20 million

o	2011: $20 million
For further information, please contact DTE Energy’s investor relations group at (313) 235-8030.

Michigan Public Service Commission Case No. U-15806-RPS The Detroit Edison Company Exhibit No. A-1 (IMD-1) Renewable Energy Plan Overview Witness I. M. Dimitry Page No. 1 of 1 Line # (a)l (b) (c) (d) (e) (f) (g) (h) (i) (j) (k) (l) (m) (n) (o) (p) (q) (r) (s) (t) (u) (v) 1 REC utilization: 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2 Base RECs 0 0 0 779 679 707 941 739 760 721 647 652 639 644 570 526 312 312 312 307 297 3 DTE owned 0 0 0 114 422 718 1,500 1,659 1,651 1,656 1,755 1,820 1,775 1,786 1,580 1,559 1,723 1,842 1,882 1,976 1,978 4 PPA / REC / ACEC purchases 0 0 0 438 722 1,038 1,890 1,933 1,920 1,954 1,929 1,859 1,917 1,901 1,697 1,676 1,812 1,920 1,882 2,047 2,056 5 Total (lines 2+3+4) 0 0 0 1,331 1,823 2,463 4,331 4,331 4,331 4,331 4,331 4,331 4,331 4,331 3,847 3,761 3,847 4,075 4,076 4,331 4,331 6 DTE owned 44% 46% 46% 46% 48% 49% 48% 48% 48% 48% 49% 49% 50% 49% 49% 7 PPA / REC / ACEC purchases 56% 54% 54% 54% 52% 51% 52% 52% 52% 52% 51% 51% 50% 51% 51%